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MARK A. WEISS
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6956
E-MAIL:MWEISS@KMKLAW.COM

                                                                     EXHIBIT 5.1

                                December 23, 1999


Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
Attention: Mark E. Magee, Esq.

Ladies and Gentlemen:

         We have acted as counsel in connection with the registration of Common Stock, Debt Securities, Preferred Stock, Guarantee, Securities Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units (collectively, the "Offered Securities") with an aggregate initial public offering price of up to $500,000,000 by Provident Financial Group, Inc. (the "Company"), covered by the Company's Registration Statement on Form S-3.

         We have, as counsel, examined such corporate records, certificates of public officials and officers of the Company and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us and the legal capacity of natural persons who are parties to the documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         In connection with the opinions expressed below, we have further assumed that (i) the Board of Directors of the Company or, to the extent permitted by the Ohio General Corporation Law, a duly constituted and acting committee thereof (such Board of Directors or Committee being referred to herein as the "Board") will have duly established the terms of the applicable Offered Securities and duly authorized the issuance and sale of such Offered Securities and such authorization will not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and will not have been terminated or rescinded; (iii) a prospectus supplement as contemplated by the Registration Statement will have been prepared and filed with the Securities and Exchange Commission describing the Offered Securities offered thereby; (iv) all Offered Securities will be issued and sold in compliance

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Provident Financial Group, Inc.
December 23, 1999
Page 2


with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) there will not have occurred any change in the law affecting the validity or enforceability of the Offered Securities; and (vi) a definitive purchase, underwriting, sales agency or similar agreement with respect to the Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

         Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. When (i) the Board has taken all necessary corporate action to approve the issuance and sale of the Common Stock or Preferred Stock, as the case may be, and (ii) the Common Stock or Preferred Stock, as the case may be, has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement, such shares of Common Stock or Preferred Stock, as the case may be, will be validly issued, fully paid and nonassessable.

         2. When (i) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture in substantially the form attached as an exhibit to the Registration Statement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor's rights generally and (b) equitable principles of general applicability, regardless of whether considered in a proceeding at law or in equity.

         3. When (i) the Guarantee Agreement has been validly executed and delivered by the Company and (ii) the Preferred Securities of the Trusts have been duly issued and delivered by the Trusts as contemplated by the Registration Statement and any prospectus supplement, the Guarantee will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor's rights generally and (b) equitable principles of general applicability, regardless of whether considered in a proceeding at law or in equity.

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Provident Financial Group, Inc.
December 23, 1999
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         4. When (i) the Board has taken all necessary corporate action to approve the issuance and sale of the Depositary Shares and the underlying Preferred Stock and established the terms of such Depositary Shares and underlying Preferred Stock, (ii) a statement with respect to the underlying Preferred Stock, if required by law, has been duly filed with the Secretary of State of Ohio, (iii) a depositary agreement (the "Depositary Agreement") has been duly executed and delivered by the Company to the Preferred Stock depositary, (iv) the Depositary Shares have been executed by the Preferred Stock depositary in the manner set forth in the Depositary Agreement, and (v) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement, such Depositary Shares will be validly issued, fully paid and nonassessable.

         5. When (i) the Board has taken all necessary corporate action to approve the issuance and sale of the Stock Purchase Units and established the terms of such Stock Purchase Units and all securities underlying the Stock Purchase Units, (ii) any filings with respect to the Stock Purchase Units and any underlying securities, if required by law, have been duly filed with the Secretary of State of the Ohio, (iii) any agreements required to be executed in connection with the issuance of the Stock Purchase Units have been duly executed and delivered by the Company, (iv) the Stock Purchase Units have been executed in the manner set forth in any applicable agreements, and (v) the Stock Purchase Units have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement, such Stock Purchase Units will be validly issued, fully paid and nonassessable.

         6. When (i) the Board has taken all necessary corporate action to approve the issuance and sale of the Stock Purchase Contracts and established the terms of such Stock Purchase Contracts and all securities underlying the Stock Purchase Contracts, (ii) the Stock Purchase Contracts have been executed and delivered by the Company, and (iii) the Stock Purchase Contracts have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement, such Stock Purchase Contracts will be validly issued, fully paid and nonassessable.

         7. Assuming (i) the Board has taken all necessary corporate action to approve the issuance of any Preferred Stock, Common Stock or Debt Securities upon the exercise of any of the Common Stock Warrants, Preferred Stock Warrants or Debt Warrants (collectively, the "Securities Warrants"), as the case may be, (ii) a sufficient number of shares of Preferred Stock or Common Stock is authorized under the Company's Articles of Incorporation on the date of exercise of such Securities Warrants, (iii) the Securities Warrants have been duly executed, delivered, authenticated, issued and exercised in accordance with their terms and the terms of the applicable warrant agreement in the manner described in the Registration Statement and any prospectus supplement relating thereto, and (iv) the Debt Securities, Preferred Stock or Common Stock, as the case may be, have been duly executed, authenticated and delivered, the Debt Securities issuable upon the exercise

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Provident Financial Group, Inc.
December 23, 1999
Page 4

of any Debt Warrants will constitute legal and valid obligations of the Company, enforceable in accordance with their respective terms and entitled to the benefit of the applicable Indenture, and the Preferred Stock or Common Stock, as the case may be, issuable upon the exercise of any Securities Warrants, will be duly authorized, validly issued and fully paid and nonassessable.

         8. Assuming (i) the Board has taken all necessary corporate action to approve the issuance of any shares of Preferred Stock or Common Stock upon the conversion of any convertible Preferred Stock, the conversion or exchange of any Debt Securities, the exercise of any Stock Purchase Units or the exercise of any Stock Purchase Contracts, as the case may be, and has established the terms thereof, as the case may be, (ii) a sufficient number of shares of Preferred Stock or Common Stock is authorized under the Company's Articles of Incorporation on the date of such conversion, exercise or exchange, and (iii) the Preferred Stock, Debt Securities, Stock Purchase Warrants or Stock Purchase Contracts, as the case may be, have been issued and converted, exercised or exchanged in accordance with its terms in the manner described in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock or Preferred Stock, as the case may be, issuable on conversion, exercise or exchange will be duly authorized, validly issued and fully paid and nonassessable.

         This opinion is rendered solely to you in connection with the matters described herein. This opinion may not be used or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except as set forth below.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Sincerely yours,

                                       KEATING, MUETHING & KLEKAMP, P.L.L.



                                       By: /s/ Mark A. Weiss
                                           -------------------------------------
                                                      Mark A. Weiss